Exhibit 10.9

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

AMENDMENT NO. 10

TO

CONTRACT NUMBER GINC-C-08-0390

BETWEEN

GLOBALSTAR CANADA SATELLITE CO.

AND

HUGHES NETWORK SYSTEMS, LLC

FOR

RADIO ACCESS NETWORK (RAN)

AND USER TERMINAL SUBSYSTEM

This Amendment No. 10 (“Amendment”) is entered into effective as of August 7, 2013 (“Effective Date”), by and between Hughes Network Systems, LLC, a limited liability company organized under the laws of Delaware (hereinafter referred to as the “Contractor”) with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA, and Globalstar Canada Satellite Co., a company incorporated under the laws of Canada with its principal place of business at 115 Matheson Boulevard West, Suite 100, Mississauga, Ontario, L5R 3L1, Canada (hereinafter referred to as “Globalstar Canada”), and Globalstar, Inc., a company incorporated under the laws of Delaware with its principal place of business at 300 Holiday Square Blvd., Covington, Louisiana 70433 (hereinafter referred to as “Globalstar, Inc.” or “Customer”). As used herein, Contractor, Globalstar, Inc. and Globalstar Canada may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Contractor and Globalstar, Inc. entered into Contract No. GINC-C-08-0390 for the delivery of the Radio Access Network (“RAN”) and the User Terminal Subsystem (“UTS”) (“Contract”) effective May 1, 2008;

WHEREAS, Contractor and Globalstar, Inc. entered into a Letter Agreement, dated September 22, 2008, for the deferral of payment of certain Payment Milestones (“Deferred Payments”) under the Contract, subject to interest;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 1, dated June 16, 2009, for the payment of the Deferred Payments with interest, the PDR Payment Milestone and advance payments;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 2, dated August 28, 2009, to extend the schedule of the RAN and UTS program and to revise certain payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 3, dated September 21, 2009, to incorporate the revised the program management schedule;

WHEREAS, Contractor and Globalstar, Inc. entered into Amendment No. 4, dated March 24, 2010, to implement certain Contract Change Notices;

WHEREAS, Contractor and Globalstar, Inc. entered into a Letter Agreement, dated March 21, 2011, for the deferral of payment of certain amounts due under the Contract, subject to interest, as further amended on October 14, 2011, December 30, 2011, March 30, 2012, June 26, 2012, December 20, 2012, March 26, 2013, June 28, 2013, July 8, 2013, July 11, 2013, July 16, 2013, July 19, 2013, July 25, 2013, July 29, 2013, July 31, 2013 and August 2, 2013 (“Current Deferral Letter”);

WHEREAS, Contractor, Globalstar Canada and Globalstar, Inc. entered into Amendment No. 5, dated April 5, 2011, to substitute Globalstar Canada for Globalstar, Inc. under the Contract and with certain exceptions, for all of Globalstar, Inc.’s rights and obligations under the Contract to be assigned to and assumed by Globalstar Canada;

WHEREAS, Contractor and Globalstar Canada entered into Amendment No. 6, dated November 4, 2011, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar Canada entered into Amendment No. 7, dated February 1, 2012, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar Canada entered into Amendment No. 8, dated September 6, 2012, to extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, Contractor and Globalstar Canada entered into Amendment No. 9, dated January 18, 2013, to further extend the schedule of the RAN and UTS program and revise the remaining payment milestones and program milestones to reflect the revised program timeline;

WHEREAS, on July 9, 2013, Globalstar Canada exercised its right pursuant to Amendment No. 5, dated April 5, 2011, to unilaterally terminate Amendment No. 5 and reassign the Contract to Globalstar, Inc. (the “July 9 Assignment”) on the basis that Globalstar Canada was “unable to obtain financing for the payments due under the Contract from [*] and notified Contractor that “As there is no consent required per Amendment No.5, please consider the Contract reassigned as of the date of this notice”; and

WHEREAS, following up on the July 9 Assignment, the Parties wish to confirm in a formal amendment to the Contract the effective assignment of the Contract from Globalstar Canada to Globalstar, Inc. as of July 9, 2013, confirm that the assignment effected the substitution of Globalstar, Inc. for Globalstar Canada under the Contract, as amended to date, and confirm that all of Globalstar Canada’s rights and obligations under the Contract as so amended have been assigned to and assumed by Globalstar, Inc.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree to amend the Contract as follows:

1.          From and after July 9, 2013, Globalstar, Inc. shall be the Customer under the Contract, as amended to date, and all rights and obligations of Globalstar Canada under prior versions of the Contract or amendments thereto, including without limitation rights and obligations with respect to actions previously taken under the Contract or periods expiring prior to the date of this Amendment, shall hereafter be rights and obligations of Globalstar, Inc. Globalstar Canada hereby assigns and Globalstar, Inc. hereby assumes all rights and obligations of Globalstar Canada existing under the Contract at the time of such assignment.

2.          This Amendment shall be governed by and interpreted according to the laws of the State of New York.

3.          This Amendment may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually.

4.          Except as amended herein, all terms and conditions of the Contract shall remain in full force and effect.

(signature page follows on next page)

IN WITNESS WHEREOF, the Parties hereto have signed this Amendment.

GLOBALSTAR, INC.		HUGHES NETWORK SYSTEMS, LLC

BY:	/s/ James Monroe III	BY:	/s/ Sean P. Fleming

Name: James Monroe III		Name: Sean P. Fleming

Title: Chief Executive Officer		Title: Senior Counsel

Date: August 7, 2013		Date: August 7, 2013

GLOBALSTAR CANADA SATELLITE CO.

BY:	/s/ L. Barbee Ponder IV

Name: L. Barbee Ponder IV

Title: Assistant Secretary

Date: August 7, 2013